EXHIBIT 10.12

LETTER AGREEMENT WITH EVOS USA, INC. DATED JULY 30, 2007

[EVOS LETTERHEAD]

July 30, 2007

Mr. Greg Janson, President
Healthy Fast Food, Inc.
1075 American Pacific – Suite C
Henderson, NV  89074

Dear Greg:

This letter serves as clarification of the fees paid to EVOS under the Area Representative Agreement executed on December 1st, 2006.

The $95,000 paid to EVOS is a non-refundable fee paid for five (5) EVOS® Franchises and Healthy Fast Food, Inc. (HFFI) will forego their 50% split on Initial Franchise Fees for the first eight (8) franchises sold in their territory.  This represents HFFI’s 13 total franchises.

Please contact me with any questions.

We wish you all the best in your endeavors!

Healthfully,

/s/ Michael Jeffers

Michael Jeffers
Co-Founder/Vice President